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                                                                  EXHIBIT 10.52

                                VOTING AGREEMENT

     THIS AGREEMENT, dated as of September 3, 1996, by and among Interiors, Inc. (the "Shareholder"), Max Munn ("Munn"), Matthew Harriton ("Harriton"), Michael Lulkin ("Lulkin") and Decor Group, Inc. (the "Corporation").

     WHEREAS, the Shareholder recently exercised an option and is presently the owner of twenty million (20,000,000) shares of the Corporation's issued and outstanding shares of Series B NonConvertible Preferred Stock of the Corporation, par value $.0001 per share (collectively, the "Shares"); and

     WHEREAS, it is deemed in the best interest of the Corporation and the Shareholder that the voting power of the Shares held by the Shareholder be vested in the Board of Directors of the Corporation; and

     WHEREAS, the Board of Directors is currently comprised of Munn, Harriton and Lulkin (collectively, "Voting Trustees"); and

     WHEREAS, the Shareholder wishes to vest the power to vote the Shares on all matters presented to the shareholders of the
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Corporation in the Voting Trustees, to the extent and upon the terms and conditions stated herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Simultaneously with the execution of this Agreement, the Shareholder shall deliver to the Voting Trustees, undated proxies representing the Shares owned by the Shareholder, duly executed by the Shareholder on his behalf, in favor of the Voting Trustees (collectively, the "Proxies").

     2. The Voting Trustee shall vote the Shares represented by the Proxies under the terms and conditions set forth herein.

     3. The Shareholder shall be entitled to all cash dividends and other distributions, if any, with respect to the Shares, including stock splits and dividends.

     4. As long as this Agreement is in effect, the Voting Trustees, in their unrestricted discretion, shall have and are empowered and authorized to have, the power and right to represent the holder of the Shares, and to vote said Shares by exercising the Proxies, as in the sole judgement of the Voting Trustees may be in the best interest of the Corporation, at all meetings of the shareholders of the Corporation (and by written


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consent in lieu thereof), in the election of directors and upon any and all matters and questions which may be brought before such meetings, as fully as the Shareholder might do if personally present; provided however, that the Voting Trustees agree (i) not to vote in favor of any merger, consolidation, Dilutive Transaction (as hereinafter defined),significant acquisition, recapitalization or reorganization (collectively, a "Specified Transaction") without the unanimous approval of each of the Voting Trustees, (ii) to vote in favor of the election of the other Voting Trustees at any meeting called for the re-election of directors and (iii) not to vote in favor of expanding the Board of Directors to more than five (5) members without the unanimous approval of each of the Voting Trustees. "Dilutive Transaction" means any issuance by the Corporation of capital stock, or securities exercisable for or convertible into the Corporation's capital stock which would result in Interiors ownership of less than 51% of the outstanding voting stock of the Corporation so long as Interiors does not sell or transfer the Shares. Except for the transactions contemplated by (i) and (ii) above, any disputes among the Voting Trustees with respect to the


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vote of the Shares shall be resolved by a majority of the Voting Trustees.
Further, the Voting Trustees agree not to approve, as directors of the Corporation, any Specified Transaction or the expansion of the Board of Directors to more than five (5) members, unless each of the Voting Trustees votes in favor of such transaction.

     5. The Voting Trustees shall serve without compensation as trustees and shall not be required to give bond or security for the discharge of their duties under this Agreement. They will exercise the powers and perform the duties of a voting trustee hereunder according to their best judgment in the interest of the Corporation.

     6. The Voting Trustees may employ counsel and such agents as they may deem desirable, may remove them with or without cause, and may fix the powers, duties and compensation of such attorneys and agents.

     7. The Voting Trustees shall have the right to cause the Corporation, to the extent the Corporation is legally able to do so, to indemnify and hold harmless the Voting Trustees, against any and all losses, claims, damages or liabilities, to which the


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Voting Trustees may become subjected, by reason of any action taken by them as
Voting Trustees under this Agreement. The Voting Trustees shall not incur any responsibility as shareholder, trustee or otherwise for any mistake, act or omission of any attorney, agent or by reason of any kind taken or omitted by them except for their own gross negligence.

     8. In the event that any of the Voting Trustees shall become unable to serve as a Voting Trustee, then such Voting Trust shall select, in his sole discretion, a replacement Trustee, or such Trustee may request that the remaining Trustees select a replacement Trustee.

     9. The Voting Trust hereby created shall commence on the date hereof and continue until December 31, 1997 (the "Termination Date").

     10. A duplicate copy of this Voting Trust Agreement shall be filed in the principal office of the Corporation in the State of New York.

     11. Any and all notices required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally


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delivered or mailed by certified or registered mail, or by private overnight mail service (e.g. Federal Express) addressed to the addresses set forth below, or at such other address as any party entitled to receive notice may specify by notice to all other parties given as aforesaid:

            If to Shareholder:        Interiors, Inc.
                                      320 Washington Street
                                      Mt. Vernon, New York 10533

            If to Corporation:        Decor Group, Inc.
                                      320 Washington Street
                                      Mt. Vernon, New York 10533

            If to the

            Voting Trustees:          To their respective addresses on
                                      the books and records of the
                                      Corporation

     12. The validity of this Agreement, or any part hereof, and the interpretation of all the provisions herein, shall be governed by the laws of the State of Delaware and each of the parties hereto consents to the jurisdictions of the federal and state courts located in the State of New York.

     13. The invalidity of any term or provision of this Agreement shall not affect the validity of the remainder of this Agreement.


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     14. This Agreement shall bind and benefit the parties hereto, their heirs, administrators, executors, successors, and assigns.

     15. This Agreement may be executed simultaneously in one or more original or facsimile counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. This Agreement may only be modified by a writing signed by all of the parties hereto.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate on the date first above written.

                                                  INTERIORS, INC.

                                            By:________________________________

                                                  Name:   Max Munn
                                                  Title:  President

By:________________________________               DECOR GROUP, INC.

   Name:  Max Munn, as trustee

                                            By:________________________________

                                                  Name:   Donald Feldman

By:________________________________         Title:  President
   Name: Matt Harriton, as trustee

By:________________________________

   Name: Michael Lulkin, as trustee


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